EXHIBIT 99.1

Nutriband Inc. Signs Agreement to Sell Majority Stake of Subsidiary
Pocono Pharmaceutical for $5M USD to EarthVision Bio

Earthvision Bio, is currently developing and commercializing its line of sustainable products developed by Dr. Gordon Moore, the founder of Intel, and Dr. Hans Franke, ex-chairman for Chevron Europe

Nutriband Inc. Shareholders will retain 10% of the shareholding in Earth Vision Bio following the acquisition

The expected closing date for the transaction is Dec 31, 2025.

Orlando, Fla. – Dec 29, 2025 – Nutriband Inc. (NASDAQ: NTRB) (NASDAQ: NTRBW), today announced that it has signed an agreement to sell a 90% interest in its subsidiary Pocono Pharmaceutical for $5M USD to EarthVision Bio.

Earthvision Bio has developed and are commercializing a new category of sustainable products created by Dr. Gordon Moore, the founder of Intel (NASDAQ: INTC), and Dr. Hans Franke, who was board chairman for Chevron Europe. The Company has developed a sustainable way to replace plastic, molded fiber, wood, and paper products with Earth-friendly alternatives.

Nutriband Inc. Shareholders will retain 10% of the shareholding in Earth Vision Bio following the acquisition.

Nutriband inc. will use the proceeds from the sale of Pocono Pharma towards its continued development of AVERSA Fentanyl which has the potential to be the world’s first and only abuse-deterrent opioid patch designed to deter the abuse and misuse and reduce the risk of accidental exposure of transdermal fentanyl patches. AVERSA Fentanyl has the potential to reach annual US sales of $80 million to $200 million.

About AVERSA™ Abuse-Deterrent Transdermal Technology

Nutriband’s AVERSA™ abuse-deterrent transdermal technology incorporates aversive agents into transdermal patches to prevent the abuse, diversion, misuse, and accidental exposure of drugs with abuse potential. The AVERSA™ abuse-deterrent technology has the potential to improve the safety profile of transdermal drugs susceptible to abuse, including opioids and stimulant drugs, while making sure that these drugs remain accessible to those patients who really need them. The technology is covered by a broad intellectual property portfolio with patents granted in the United States, Europe, Japan, Korea, Russia, China, Canada, Mexico, and Australia.

About Nutriband Inc.

We are primarily engaged in the development of a portfolio of transdermal pharmaceutical products. Our lead product under development is an abuse-deterrent fentanyl patch incorporating our AVERSA™ abuse-deterrent technology. AVERSA™ technology can be incorporated into any transdermal patch to prevent the abuse, misuse, diversion, and accidental exposure of drugs with abuse potential.

The Company’s website is www.nutriband.com. Any material contained in or derived from

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including those including the Company’s ability to develop its proposed abuse-deterrent fentanyl transdermal system and other proposed products, its ability to obtain patent protection for its abuse technology, its ability to obtain the necessary financing to develop products and conduct the necessary clinical testing, its ability to obtain Federal Food and Drug Administration approval to market any product it may develop in the United States and to obtain any other regulatory approval necessary to market any product in other countries, including countries in Europe, its ability to market any product it may develop, its ability to create, sustain, manage or forecast its growth; its ability to attract and retain key personnel; changes in the Company’s business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions and risks generally associated with an undercapitalized developing company, as well as the risks contained under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic and current reports on Form 10-K, Forms 10-Q and 8-K and the Company’s other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

Contact Information:

Nutriband Inc.
Phone: 407-377-6695
Email: info@nutriband.com

Earthvision Bio

Tina Hoefer

Phone: 213-531-9995

Email: Tina@earthvisionbio.com

SOURCE: Nutriband Inc.